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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 8, 1995


                        Resort Income Investors, Inc.
            (Exact name of registrant as specified in its charter)


    Delaware                      1-10084                   36-3593298
(State of or other              (Commission               (IRS Employer
 jurisdiction of                File Number)              Identification
 incorporation)                                               Number)


150 South Wacker Drive, Suite 2900, Chicago, Illinois          60606
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (312) 683-3323


One Norwest Center, 1700 Lincoln, 49th Floor, Denver, Colorado 80203 (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Resort Income Investors, Inc. (the "Company") dated October 24, 1988 (the "Prospectus").

         On August 8, 1995, John Rippey Young was appointed Chairman of the Board, President and Chief Executive Officer of the Company replacing Mr. Christopher B. Hemmeter who resigned such positions with the Company on the same day. In addition, Mr. Hemmeter's son, Mark, the Company's Executive Vice President, Secretary and Treasurer and a Director, also resigned his positions with the Company. Mr. Young has been a director of the Company and chairman of its Audit Committee since the Company's inception in 1988. Mr. Young is a former senior vice president and treasurer of ITT Sheraton Corporation and executive vice president of ITT Sheraton Realty Corporation. He is currently a consultant to the hotel industry and is a director and senior vice president of Horizon Hotels, Ltd. Mr. Christopher B. Hemmeter and Mr. Mark Hemmeter resigned their positions with the Company due to the fact that Mr. Christopher
B. Hemmeter or his affiliates are the debtors on each of the Company's loans and Mr. Christopher B. Hemmeter is the guarantor of certain loans. Both of the Hemmeters believed that in light of the Company's decision to commence an orderly self-liquidation, it was in the best interest of the Company and its stockholders to resign and allow for arm's-length negotiations between the Company and its borrowers.

         Due to these changes, the Company will now have two directors, Mr. Young and Daniel D. ("Ron") Lane, who has been an independent director of the Company since 1990. The Company is currently seeking an additional independent director and expects such appointment to be made within the next three months. The Company also terminated the advisory arrangement with RII Advisors, Inc. and retained the consulting services of Mr. Neil D. Hansen to work with the Company's directors in connection with the Company's orderly self-liquidation of its assets. From the inception of the Company through 1990, Mr. Hansen was the Company's Executive Vice President, Secretary and Treasurer. Mr. Hansen has extensive experience in the work-out of real estate loan portfolios of real estate investment trusts. In addition, Mr. Mark Hemmeter will provide certain consulting and transition services to the Company during the next three months.

         The Company also announced that lawsuits in the following two categories are currently pending against the Company and/or its directors and officers: (i) a class action complaint relating to transactions in the common stock of the Company; and (ii) derivative actions brought by persons who claim to be stockholders of the Company. One of the complaints also named Deloitte & Touche LLP, the Company's independent auditors, as a defendant. The plaintiffs in these actions are seeking various remedies including compensatory and punitive damages. The Company is currently analyzing the complaints. The Company and/or its directors and officers intend to vigorously defend against these claims.

         As a result of the uncertainty caused by these lawsuits and the related costs, the independent directors of the Company have determined that no periodic liquidating distributions will be made to the stockholders of the Company at this time. The Company will re-evaluate this position on an ongoing basis.

         The Company, under the direction of Messrs. Young and Lane, with the assistance of Mr. Hansen, continues to analyze its investment portfolio and will be monitoring the activities of its borrowers with a view towards maximizing the recovery on each of its loans, thereby enhancing stockholder value. It is



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not anticipated that any payments of interest on or principal of the Company's loans will be made in the near term.

         In conjunction with the Company's decision to conduct an orderly self-liquidation of its assets, the accounting basis used by the Company in preparing its financial statements has been changed from historical cost to the liquidation basis of accounting. The Company reported a net loss of $12,619,668, or <$3.04> per share, for the quarter ended June 30, 1995 compared with income of $397,127, or $.10 per share, for the quarter ended June 30, 1994. The decrease was due to an allowance for impairment of loans of $9,900,000 and interest accrued as of December 31, 1994 but uncollected as of June 30, 1995 of $467,903 and a provision for collateral protection costs of $1,250,000, all amounting to $11,617,903. The $1,250,000 has been provided for by the Company as a reserve to fund potential advances, as well as costs and expenses, to senior lien holders and others to protect the Company's collateral positions during the Company's liquidation. Further, interest of $2,403,017 accrued during 1995 but unpaid as of June 30, 1995 was reversed by a charge against interest income. These changes were made after a rigorous evaluation of each of the Company's loans by the Company's independent directors who determined that, based on information received from the Company's borrowers, the borrowers would be unable to service their debt on a current basis.

         The Company's statement of net assets at June 30, 1995 reflects net assets in process of liquidation of $28,853,152, or approximately $6.94 per share. However, there can be no assurances that the periodic liquidating distributions made to the stockholders will equal that amount since the Company will incur increased expenses on account of the liquidation of the Company and the litigation and the fact that there can be no assurances at this time that the Company will receive full repayment of its loans. The Company currently believes that it has adequate reserves to fund its current operations, however, there can be no assurance that these funds will be sufficient to meet the Company's needs.

         Total revenues for the second quarter of 1995 were <$343,494> as compared to $1,199,754 for the second quarter of 1994. The decrease is due to the reversal of 1995 accrued interest through June 29, 1995 in the amount of $2,043,017. Operating expenses for the quarter ended June 30, 1995 were $466,987 as compared to $215,782 for the quarter ended June 30, 1994. This increase was due to an increase in professional fees related to the April 1995 sale of a demand loan by the Company and increased legal fees related to the announcement of the Company's self- liquidation.

         The Company also announced that it has relocated its headquarters from Denver to Chicago. The Company's new address is 150 South Wacker, Suite 2900, Chicago, Illinois 60606 and its telephone number is (312) 683-3323.

         The Company, which has 4,156,000 shares outstanding, operates as a real estate investment trust ("REIT") under the provisions of the Internal Revenue Code. As such, it is required to distribute to stockholders at least 95% of its taxable income each year to continue to qualify as a REIT.

153051

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 RESORT INCOME INVESTORS, INC.
                                 (Registrant)



DATE:  August 30, 1995           By: /s/ John R. Young
                                     ---------------------------
                                 Name:  John R. Young
                                 Title: Chairman of the Board of Directors,
                                        Chief Executive Officer, President and
                                        Chief Financial Officer




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